UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 104 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2020, Document Security Systems, Inc., a New York corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), which provided for the issuance and sale by the Company and the purchase by the Underwriter, in a firm commitment underwritten public offering (the “Offering”), of 769,230 shares of the Company’s common stock, $0.02 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold to the Underwriter at a public offering price of $7.80 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriters a 45-day option to purchase up to 115,384 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering. The net offering proceeds to the Company from the Offering are approximately $5.3 million, after deducting estimated underwriting discounts and commissions and other estimated offering expenses, and assuming no exercise of the Underwriter’s over-allotment option. The Company intends to use the net proceeds from this offering to fund the development and growth of new business lines, including possible acquisitions or investments in complementary businesses, products, services, technologies or existing assets, as well as for working capital and general corporate purposes, and to pay for costs related to closing of unprofitable business lines and facilities.

The Offering closed on June 19, 2020 and was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-238587), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 16, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), and Registration Statement on Form S-1MEF (File No. 333-239220). A final prospectus describing the terms of the Offering was filed with the SEC on June 19, 2020 and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 45 days from June 16, 2020, subject to limited exceptions.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the Offering, as well as other risks detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Information.

On June 17, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On June 19, 2020, the Company closed its previously announced underwritten public offering of 769,230 shares of its common stock. In connection with the closing, the Company issued a press release announcing the closing of the offering. A copy of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description
1.1	Underwriting Agreement, dated June 16, 2020, by and between Document Security Systems, Inc. and Aegis Capital Corp.
99.1	Press Release issued June 17, 2020
99.2	Press Release issued June 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: June 19, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer